QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-128379 and 333-119747) of Beacon Roofing Supply, Inc. of our reports dated November 27, 2007 with respect to the consolidated financial statements of Beacon Roofing Supply, Inc. and the effectiveness of internal control over financial reporting of Beacon Roofing Supply, Inc., included in the Annual Report (Form 10-K) for the year ended September 30, 2007.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
November 27, 2007

QuickLinks

  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM